Exhibit 10.25

Execution Version

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”), is made as of October 23, 2019, by and between YX Asset Recovery Limited, a company organized under the laws of the Cayman Islands (the “Company”) and Rainflower Investments Limited, a company organized under the laws of the Cayman Islands (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor are parties to the Series B Preferred Shares Purchase Agreement dated August 1, 2019, as amended from time to time (the “Purchase Agreement”); and

WHEREAS, the Company covenants to enter into certain registration rights agreement with the Investor pursuant to the Purchase Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.                                      Definitions.  The following terms used in this Agreement shall have the meanings ascribed to the below:

“Commission” means (i) with respect to any offering of securities in the United States of America, the Securities and Exchange Commission of the United States of America or any other federal agency at the time administering the Securities Act and (ii) with respect to any offering of securities in a jurisdiction other than the United States of America, the regulatory body of the jurisdiction with authority to supervise and regulate the offering and sale of securities in that jurisdiction.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-1” means Form F-1 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-1” means Form S-1 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Holders” means the holders of the Registrable Securities who are parties to this Agreement from time to time, and their transferees that become parties to this Agreement from time to time.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 of this Agreement to Register any Registrable Securities, the Holders initiating such request.

“IPO” has the meaning ascribed to it in the Purchase Agreement.

“Liquidation Event” means, whether in a single transaction or series of transactions, any liquidation, dissolution or winding up of the Company or such subsidiaries or affiliates (including the VIE Affiliates) the assets of which constitute all or substantially all of the assets of the business of the Company.

“Ordinary Shares” means ordinary shares of the Company, with par value of US$0.001 per share; provided that after an IPO, the ordinary shares which the holder of the Series B Preferred Shares is entitled to after the conversion of Series B Preferred Shares shall be designated as the same class of ordinary shares as that converted from the Series A Preferred Shares.

“Ordinary Share Equivalents” means warrants, options and rights exercisable for the Ordinary Shares and instruments convertible into or exchangeable for Ordinary Shares, including, without limitation, the Series B Preferred Shares.

“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Series B Preferred Shares, (ii) any Ordinary Shares owned or hereafter acquired by the Investor, and (iii) any Ordinary Shares of the Company issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) and (ii) herein, excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 8.1 of the Agreement, and excluding any shares for which registration rights have terminated pursuant to Section 6.4 of this Agreement.

“Registration” means a registration effected by preparing and filing a Registration Statement by the Company and the declaration or ordering of the effectiveness of that Registration Statement by the Commission; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act), or on any comparable form in connection with registration in a jurisdiction other than the United States of America.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Preferred Shares” has the meaning ascribed to it in the Purchase Agreement.

“Series B Preferred Shares” has the meaning ascribed to it in the Purchase Agreement.

“Violation” has the meaning set forth in Section 5.1 of this Agreement.

Except where the context requires otherwise, capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement.

2.                                      Demand Registration

2.1                                       Demand Registration Right.  Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States of America), the Holders holding thirty percent (30%) or more of the outstanding Registrable Securities held by all Holders (voting together as a single class on an as-converted basis) may request in writing that the Company to file, in any jurisdiction in which the Company has had an IPO, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States of America), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission; or in the event that Form S-3 or Form F-3 (or any comparable form for Registration in a jurisdiction other than the United States of America) as applicable is or becomes unavailable to register the resale of the Registrable Securities at any time prior to the expiration of all Holders’ registration rights pursuant to this Agreement, the Holders holding thirty percent (30%) or more of the outstanding Registrable Securities held by all Holders (voting together as a single class on an as-converted basis) may request in writing that the Company to file, in any jurisdiction in which the Company has had an IPO, a Registration Statement on Form F-1 or Form S-1 (or any comparable form for Registration in a jurisdiction other than the United States of America).  Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all the other Holders and (ii) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction.  The Company shall be obligated to effect no more than three (3) Registrations pursuant to this Section 2 that have been declared and ordered effective, provided, however, after the Company has effected three (3) Registrations pursuant to this Section 2.1, the Company, at the request of any Holder, shall effect no more than two (2) further requested Registration at the expense of such Holder. For the avoidance of doubt, the Company shall not limit the amount of Registrable Securities the Holder requests to be registered pursuant to this Section 2.1.

2.2                                       Right of Deferral.

(a)                                         The Company shall not be obligated to Register or qualify Registrable Securities pursuant to Section 2.1:

(i)                                           if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration subject to Section 3 (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan);

(ii)                                        during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company; provided, that the Holders are entitled to join such Registration subject to Section 3 (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan); or

(iii)                                     in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to or agree to be subject to service of process in such jurisdiction, including New York, Hong Kong, London and Singapore.

(b)                                         If, after receiving a request from Holders pursuant to Section 2.1 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that that the Company may not utilize this right and/or the deferral right contained in clause (ii) for more than ninety (90) days on any one occasion or for more than once during any twelve (12) month period; provided, further, that the Company may not Register any other of its securities during such periods (except for Registrations contemplated by Section 3.4).

2.3                                       Underwritten Offerings.  If, in connection with a request to Register the Registrable Securities under Section 2.1, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1.  In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by a majority-in-interest of the Initiating Holders and such Holder, taken together) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of a majority of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1, the underwriters may (i) in the event the offering is the Company’s IPO, exclude from the underwritten offering all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company), or (ii) otherwise exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all the other equity securities from the Registration and underwritten offering and so long as the number of Registrable Securities to be included in the Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included.  Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares. For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in this Section 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

3.                                      Piggyback Registrations.

3.1                                       Registration of the Company’s Securities.  Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its equity securities, or for the account of any holder (other than a Holder) of the equity securities any of such holder’s equity securities, in connection with the public offering of such securities (except as set forth in Section 3.4), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder.  If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2                                       Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein.  The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3                                       Underwriting Requirements.

(a)                                         In connection with any offering involving an underwriting of the Company’s equity securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may (i) in the event the offering is the Company’s IPO, exclude all of the Registrable Securities (so long as the only securities included in such offering are those sold for the account of the Company and no securities of the other selling shareholders are included), or (ii) otherwise exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all other equity securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the number of Registrable Securities to be included in such Registration is allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

(b)                                         If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement.  Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 2.1 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless such withdrawal is due to an action or inaction of the Company or an event outside of the reasonable control of such Holders.

3.4                                       Exempt Transactions.  The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the laws of another jurisdiction, as applicable).

3.5                                       Demand Rights Distinct.  No registration of Registrable Securities effected under this Section 3 shall relive the Company of its obligation to effect any registration of Registrable Securities required of the Company pursuant to Section 2.

4.                                      Registration Procedures.

4.1                                       Registration Procedures and Obligations.  Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(a)                                         Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to one hundred twenty (120) days or, if earlier, until the distribution thereunder has been completed; provided, however, that (a) such one hundred twenty (120) day period shall be extended for a period of time equal to the period any Holder refrains from selling any Registrable Securities included in such Registration at the written request of the underwriter(s) for such Registration, and (b) in the case of any Registration of Registrable Securities on Form F-3 or Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable rules promulgated by the Commission, such one hundred twenty (120) day period shall be extended, if necessary, to keep the Registration Statement or such comparable form, as the case may be, effective until all such Registrable Securities are sold;

(b)                                         Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of applicable securities laws with respect to the disposition of all securities covered by the Registration Statement;

(c)                                          Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by applicable securities laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)                                         Use its best efforts to Register and qualify the securities covered by the Registration Statement under the securities laws of any jurisdiction in which the Company has had an IPO, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(e)                                          In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering.  The underwriting agreement shall be reasonably acceptable to the Holders participating in such underwriting.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such underwriting agreement;

(f)                                           Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under applicable securities laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with applicable laws, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with applicable laws;

(g)                                          Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(h)                                         Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable registration statement and use its best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(i)                                             Not, without the prior consent of the holders of at least a majority of voting power of the then outstanding Registrable Securities, make any offer relating to the Registrable Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Securities Act;

(j)                                            Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(k)                                         Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with an IPO, the primary exchange on which the Company’s securities will be traded.

(l)                                             In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

(m)                                     The Company shall use its best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions (domestic or foreign) as the selling Holders or any underwriter of such Registrable securities shall request, use its best efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the selling holders or any such underwriter to consummate the disposition in such jurisdictions of such Registrable Securities;

4.2                                       Information from Holder.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3                                       Expenses of Registration.  All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursement of one (1) counsel for all selling Holders, shall be borne by the Company. The Company shall not, however, be required to pay for any expenses of any Registration proceeding begun pursuant to this Agreement if the Registration request is subsequently withdrawn at the request of a majority-in-interest of the Holders requesting such Registration (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be thereby Registered in the withdrawn Registration).

5.                                      Registration-Related Indemnification.

5.1                                       Company Indemnity.

(a)                                         To the maximum extent permitted by applicable laws, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, shareholders and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages, expenses or liabilities (joint or several) to which they may become subject under laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (ii) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of applicable securities laws, or any rule or regulation promulgated under applicable securities laws.  The Company will reimburse each such Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, claims, damages, expenses or liabilities or action to the fullest extent permitted by applicable law.

(b)                                         The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such losses, claims, damages, expenses or liabilities or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such losses, claims, damages, expenses or liabilities or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished in a certificate expressly for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.  Further, the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or other aforementioned person, or any person controlling such Holder, from whom the person asserting any such losses, claims, damages, expenses or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or other aforementioned person to such person because of the failure of the Holder or such other aforementioned person, if required by applicable laws to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages, expenses or liabilities.

5.2                                       Holder Indemnity.

(a)                                         To the maximum extent permitted by applicable laws, each selling Holder that has included Registrable Securities in a Registration will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, legal counsel and accountants, any underwriter, any other Holder selling securities in connection with such Registration and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages, expenses or liabilities (joint or several) to which any of the foregoing persons may become subject, under applicable securities laws, or any rule or regulation promulgated under applicable securities laws, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder in a certificate expressly for use in connection with such Registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such losses, claims, damages, expenses, liabilities or actions.  No Holder’s liability under this Section 5.2 shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

(b)                                         The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such losses, claims, damages, expenses, liabilities or actions if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3                                       Notice of Indemnification Claim.  Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties.  An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

5.4                                       Contribution.  If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages, expenses or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities  in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements, omissions or violations that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Holder’s liability under this Section 5.4, when combined with such Holder’s liability under Section 5.2, shall exceed the net proceeds (less underwriting discounts and selling commissions) received by such Holder from the offering of securities made in connection with that Registration.

5.5                                       Underwriting Agreement.  To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6                                       Survival.  The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement.

6.                                      Additional Registration-Related Undertakings.

6.1                                       Reports under the Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any applicable securities laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States of America), the Company agrees to:

(a)                                         make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under applicable securities laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                         file with the Commission in a timely manner all reports and other documents required of the Company under all applicable securities laws; and

(c)                                          at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of all applicable securities laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities laws of any jurisdiction where the Company’s securities are listed), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under applicable securities laws of any jurisdiction where the Company’s securities are listed), including causing its attorneys to issue and deliver any appropriate legal opinion required to permit a Holder to sell Registrable Shares under Rule 144 upon receipt of appropriate documentation relating to such sale.

6.2                                       Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of holders of at least a majority of the then outstanding Registrable Securities held by all Holders, enter into any agreement with any holder or prospective holder of any equity securities of the Company that would allow such holder or prospective holder (a) to include such equity securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such equity securities in any such Registration only to the extent that the inclusion of such equity securities will not reduce the amount of the Registrable Securities of the Holders that are included, (b) to demand Registration of their equity securities, or (c) cause the Company to include such equity securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3                                       “Market Stand-Off” Agreement.  Each Holder agrees, if so required by the managing underwriter(s), that it will not during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus) (a) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any equity securities (including preferred shares notwithstanding any accounting classification)  of the Company (other than those included in such offering) or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the equity securities (including preferred shares notwithstanding any accounting classification)  of the Company, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of equity securities of the Company or such other securities, in cash or otherwise; provided, that (a) all directors, officers and all other holders of at least one percent (1%) of the outstanding share capital of the Company must be bound by restrictions at least as restrictive as those applicable to any such holder pursuant to this Section 6.3, (b) this Section 6.3 shall not apply to the extent that any other members subject to substantially similar restrictions are released, and (c) the lockup agreements shall permit such holders to transfer their Registrable Securities to their respective Affiliates so long as the transferees enters into the same lockup agreements.  The underwriters in connection with the Company’s initial public offering are intended third party beneficiaries of this Section 6.3 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  In order to enforce the foregoing covenant, the Company may place restrictive legends on the certificates and impose stop-transfer instructions with respect to the Registrable Securities of each shareholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

6.4                                       Termination of Registration Rights.  The registration rights set forth in Section 2 and Section 3 above shall terminate on the earlier of (a) the date that is five (5) years from the date of closing of an IPO, (b) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period, and (c) the date of occurrence of a Liquidation Event.

6.5                                       Exercise of Series B Preferred Shares.  Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares.

6.6                                       Right to Conduct Activities The Company hereby agrees and acknowledges that the Investor (together with its Affiliates) is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted).  The Company hereby agrees that, to the extent permitted under applicable law, the Investor (and its Affiliates) shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by the Investor (or its Affiliates) in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of the Investor  (or its Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Investors from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

7.                                      Jurisdiction.  The terms of this Agreement are drafted primarily in contemplation of an offering of securities in the United States of America.  The Parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American depositary receipts or American depositary shares.  Accordingly:

(a)                                         It is their intention that, whenever this Agreement or any portion of the Agreement refers to a law, form, process or institution of the United States of America but the parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, such references to the laws or institutions of the United States of America shall be read as referring, mutatis mutandis, to the comparable laws or institutions of the jurisdiction in question; and

(b)                                         It is agreed that the Company will not undertake any listing of American depositary receipts, American depositary shares or any other security derivative of the Company’s Ordinary Shares unless arrangements have been made reasonably satisfactory to a majority-in-interest of the shareholders of the Company to ensure that the spirit and intent of the Agreement will be realized and that the Company is committed to take such actions as are necessary such that the shareholders of the Company will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

8.                                      Miscellaneous

8.1                                       Successors and Assigns. Except as otherwise expressly provided herein, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto, but shall not otherwise be for the benefit of any third party. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities, provided that such transferee is an Affiliate of the Holder and after such transfer holds all of the Registrable Securities; provided further that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred and such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions hereof.

8.2                                       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

8.3                                       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

8.4                                       Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5                                       Notices. Except as otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been promptly given (i) when hand delivered to the other party, upon delivery; (ii) when sent by facsimile, upon receipt of confirmation of error-free transmission; (iii) when sent by email, upon transmission, provided there is no notification of non-delivery; (iv) five (5) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party at the addresses set forth herein; or (v) three (3) Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the parties at the addresses set forth herein with next business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

If to the Company:

Attention:	Man Tan (谭曼)
Address:	[ ]
Fax number:	[ ]
Email:	[ ]

If to the Investor:

Attention:	Sam Lee
Vice President – Finance, International Portfolio Investments, Avenue Capital Group
Address:	[ ]
Fax number:	N/A
Email:	[ ]

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses or email addresses given above, or designate additional addresses or email addresses, for purposes of this Section 8.5 by giving, the other party written notice of the new address or email address in the manner set forth above.

8.6                                       Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of all of the parties hereto.  Any amendment or waiver effected in accordance with this Section 8.6 shall be binding upon all of the parties hereto, and their respective assigns.

8.7                                       Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

8.8                                       Entire Agreement. This Agreement, and the schedules and exhibits hereto, constitute the entire understanding and agreement between the parties with regard to the subject matter hereof, and supersede all prior and contemporaneous representations, warranties, understandings and agreements, both written and oral, with respect to such subject matter.

8.9                                       Dispute Resolution. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within thirty (30) days, such dispute shall be referred to and be settled by arbitration at the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the arbitration rules then in effect, which rules are deemed to be incorporated by reference into this Section 8.9.  The arbitration tribunal shall consist of three arbitrators; one of whom shall be appointed by the Company, one of whom shall be appointed by the Investor, and the third arbitrator, who shall be the presiding arbitrator, shall be appointed by HKIAC.

8.10                                Delays or Omissions. No delay or omission in exercising any right, power or remedy accruing to any party hereto, upon any breach or default of any party hereto under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall it be construed to be a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach of default under this Agreement or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

COMPANY:

YX Asset Recovery Limited

/s/ Man Tan
Name: Man Tan
Title: Director

INVESTOR:

Rainflower Investments Limited

/s/ Lee Choon Chin
Name: Lee Choon Chin
Title: Director